                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92237) pertaining to the Friede Goldman Halter, Inc. 401(k) Profit Sharing Plan of our report dated June 27, 2000, with respect to the financial statements of the Friede Goldman Halter, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the nine-month period ended December 31, 1999.


/s/ ERNST & YOUNG LLP

New Orleans, Louisiana
June 28, 2000